Exhibit 3.4

                AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                     OF

                          MICROSMART DEVICES, INC.

          The undersigned, Mark L. Meriwether, the President and Secretary of Microsmart Devices, Inc., a Nevada corporation (the "Company"), does hereby certify:

          FIRST: Pursuant to Sections 78.315 and 78.320, respectively, of the Nevada Revised Statutes, the Articles of Incorporation of the Company shall be amended and restated as follows:

                             ARTICLE I -- NAME

          NAME: The name of the corporation is Microsmart Devices, Inc. (the "Corporation").

                 ARTICLE TWO -- REGISTERED AGENT/LOCATION

     The name of the Corporation's resident agent in the State of Nevada is Gateway Enterprises, Inc., and the street address of the said resident agent where process may be served on the Corporation is 3230 E. Flamingo Road, Suite 156, Las Vegas, Nevada 89121. The mailing address and the street address of the said resident agent are identical.

                     ARTICLE THREE -- CAPITALIZATION

     The aggregate number of shares which this Corporation shall have authority to issue is 110,000,000 shares, divided into two classes:
100,000,000 shares of common stock of a par value of one mill ($0.001) per share; and 10,000,000 shares of preferred stock of a par value of one mill ($0.001) per share, with the preferred stock having such rights and preferences as the Board of Directors shall determine.

                     ARTICLE FOUR -- GOVERNING BOARD

     The governing board of the Corporation shall be styled as a "Board of Directors," and any member of said Board shall be styled as a "Director."

     The number of members constituting the first Board of Directors of the Corporation is one (1), and the name and address, either residence or business, of each of said members are as follows:

               Name                     Address

          Mark L. Meriwether       3046 East Brighton Place
                                   Salt Lake City, UT 84121

     The number of directors of the Corporation may be increased or decreased in the manner provided in the Bylaws of the Corporation; provided, that the number of directors shall never be less than one. In the interim between elections of directors by stockholders entitled to vote, all vacancies, including vacancies caused by an increase in the number of directors and including vacancies resulting from the removal of directors for any reason, may be filled by the remaining directors, though less than a quorum.


                         ARTICLE FIVE -- DURATION

     The Corporation shall have perpetual existence.

              ARTICLE SIX -- ELIMINATING PERSONAL LIABILITY

     The personal liability of the directors and officers of the Corporation is hereby eliminated to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented.

                     ARTICLE SEVEN -- INDEMNIFICATION

     The Corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                         ARTICLE EIGHT -- PURPOSE

     The nature of the business of the Corporation and the objects or purposes to be transacted, promoted, or carried on by it are to engage in and conduct any lawful business, activity or enterprise for which corporations may be organized under the General Corporation Law of the State of Nevada.

          ARTICLE NINE -- AMENDMENT OF ARTICLES OF INCORPORATION

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     To the full extent permitted under the General Corporation Law of the State of Nevada, the Board of Directors shall also have the power and other authority to amend, alter, change or repeal any provision in the Corporation's Articles of Incorporation.

     In addition, the Board of Directors, without stockholder approval, may take action to change the Corporation's capitalization by a reverse-stock split or forward stock split, only so long as such capitalization adjustment does not require an amendment to the Corporation's Articles of Incorporation.

                ARTICLE TEN -- CONTROL SHARES ACQUISITIONS

     The Corporation expressly opts-out of, or elects not to be governed by, the "Acquisition of Controlling Interest" provisions contained in NRS Sections
78.378 through 78.3793 inclusive all as permitted under NRS Section 78.378.1.

           ARTICLE ELEVEN -- COMBINATIONS WITH INTERESTED STOCKHOLDERS

     The Corporation expressly opts-out of, and elects not to be governed by, the "Combinations with Interested Stockholders" provisions contained in NRS Sections 78.411 through 78.444, inclusive all as permitted under NRS Section 78.434.

                 ARTICLE TWELVE -- CONFLICTS OF INTEREST

     To the full extent contemplated by the General Corporation Law of the State of Nevada, no contract or other transaction between this Corporation and any other corporation, entity or person shall be affected by the fact that a director or officer of this Corporation is interested in, or is a director or other officer of such other corporation. Any director or officer, individually or with others, may be a party to or may be interested in any transaction of this Corporation or any transaction in which this Corporation is interested. Each person who is now or may become a director or officer of this Corporation is hereby relieved from and indemnified against any liability that might otherwise obtain in the event such director or officer contracts with the Corporation for the benefit of such director, officer or any firm, association or corporation in which such director or officer may be interested in any way, provided such director or officer acts in good faith.

                        ARTICLE THIRTEEN -- BYLAWS

     Bylaws of this Corporation may be adopted by the Board of Directors, which shall also have the power to alter, amend or repeal the same from time to time as permitted under the General Corporation Law of the State of Nevada.

 ARTICLE FOURTEEN -- AUTHORITY OF BOARD OF DIRECTORS TO CHANGE CORPORATE NAME

     The Board of Directors shall have the right to change the name of the Corporation without shareholder approval to a name that reflects the industry or business in which the Corporation's business operations are conducted or to a name that will promote or conform to any principal product, technology or other asset of the Corporation that the Board of Directors, in its sole discretion, deems appropriate.

     IN WITNESS WHEREOF, the undersigned officer hereby executes these Amended and Restated Articles of Incorporation of MICROSMART DEVICES, INC., a Nevada corporation, declaring all of the foregoing to be true and correct in every material respect, under penalty of perjury, on this 3rd day of November, 2005.

                                   /s/Mark L. Meriwether
                                   _____________________________
                                   Mark L. Meriwether
                                   President and Secretary

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